Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES INFORMATION REGARDING DIVIDENDS ON ITS SERIES A PREFERRED STOCK

June 15, 2018 – HOUSTON, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW) today announced that its Board of Directors declared on June 13, 2018 its intention to pay on July 1, 2018, to record holders on June 15, 2018 of its 8% Cumulative Perpetual Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), in-kind dividends of 0.02 of a share of Series A Preferred Stock for every one outstanding share of Series A Preferred Stock. At this time it is anticipated that a total of 663 shares of Series A Preferred Stock will be issued, which includes one share for any fractional share owned by each holder of Series A Preferred Stock on the record date.

In addition, in accordance with the terms of the Certificate of Designation for the Series A Preferred Stock, SAE expects that, for the dividend period starting July 1, 2018 and ending September 30, 2018, it will be obligated to pay in-kind any dividends declared by the Board of Directors on the Series A Preferred Stock. As a result, any dividends that are declared and are to be paid on October 1, 2018 will be newly issued shares of Series A Preferred Stock. At this time, it is anticipated that a total of 673 shares of Series A Preferred Stock, which includes one share for any fractional share owned by each holder on the record date for such payment, will be issued in payment of any dividend payable on that date.

The declaration and payment of any dividends on the Series A Preferred Stock are subject to the terms of the Certificate of Designation for the Series A Preferred Stock and applicable Delaware law. A copy of the Certificate of Designation is attached as Exhibit 3.1 to SAE’s Form 8-K filed with the Securities and Exchange Commission on February 1, 2018.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.

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The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com

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